Exhibit 10.2

PIVOTAL SOFTWARE, INC.

2013 STOCK PLAN

Amended and Restated as of August 8, 2017

PIVOTAL SOFTWARE, INC.

AMENDED AND RESTATED 2013 STOCK PLAN

ARTICLE I

PURPOSE

The purpose of this Amended and Restated 2013 Stock Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1                               “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding common stock by a Person, or the sale or Transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.  The occurrence of an Acquisition Event shall be determined by the Committee.

2.2                               “Affiliate” of any specified Person means any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such specified Person.  No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the capital stock of the Company.

2.3                               “Award” means any award under the Plan of any Stock Option, any Restricted Stock or any Other Stock-Based Award.  All Awards shall be subject to the terms of a written or electronic agreement executed by the Company and the Participant.

2.4                               “Board” means the Board of Directors of the Company.

2.5                               “Bylaws” means the Bylaws of the Company, as amended or amended and restated from time to time.

2.6                               “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended or amended and restated from time to time.

2.7                               “Cause” means the occurrence of any of the following, as determined by the Company’s management in its sole discretion: (a) serious misconduct by the Participant in the performance of his or her employment duties; (b) the Participant’s conviction of, or entering a guilty plea with respect to a felony or a misdemeanor involving moral turpitude; (c) the Participant’s commission of an act involving personal dishonesty that results in financial, reputational, or other harm to the Company or its Affiliates or subsidiaries; (d) the Participant’s failure to comply with any applicable term set forth in the Key Employee Agreement to which the Participant is a party or other similar agreement protecting confidential information; or (e) the Participant’s material violation of any rule, policy, procedure or guideline of the Company or its Affiliates or subsidiaries, including but not limited to the Company’s Business Conduct Guidelines.

2.8                               “Change in Control” means, unless otherwise determined by the Committee in the applicable Award agreement, the occurrence of any of the following:

(a)                                 the acquisition (including any acquisition through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a Person (other than any holder of Voting Securities on the Effective Date) of beneficial ownership of shares or securities representing 50% or more of the total voting power of the Voting Securities, in each case calculated on a fully diluted basis after giving effect to such acquisition; provided that none of the following shall constitute a Change in Control under this clause (a): (i) any acquisition by any Permitted Holder, (ii) any acquisition that does not result in any Person (other than a Permitted Holder), beneficially owning shares or securities representing 50% or more of the total voting power of the Voting Securities, and (iii) any acquisition, after which the Company or its Affiliates have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board;

(b)                                 after an Initial Public Offering, any election has occurred of Persons to the Board that causes two-thirds of the Board to consist of Persons other than (i) members of the Board on the Effective Date, (ii) Persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of Persons who were members of the Board on the Effective Date, and (iii) Persons who were designated for election as members of the Board pursuant to a stockholders agreement or other similar agreement.  Notwithstanding the foregoing, any Person nominated for election by the Board or a member of the Board at a time when at least two-thirds of the Board members constituted Persons described in clauses (i), (ii) or (iii) or by Persons who were themselves nominated by such Board or member of such Board shall, for this purpose, be deemed to have been nominated by a Board composed of Persons who were members of the Board on the Effective Date; or

(c)                                  (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition (including by means of a merger or consolidation), directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Person at least 50% of whose voting securities, measured by voting power rather than number of securities, are owned and Controlled by one or more Permitted Holders.

Notwithstanding the foregoing, for purposes of the Plan, unless the Committee provides otherwise in an Award agreement, the completion of an Initial Public Offering shall not be considered a Change in Control.  For the avoidance of doubt, the acquisition or merger of, or other similar transaction involving, EMC Corporation, Dell Technologies Inc. or VMware, Inc. will not be considered a Change in Control under the Plan, unless the Committee determines otherwise.

2.9                               “Chief Executive Officer” means the chief executive officer of the Company.

2.10                        “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.11                        “Committee” means (a) prior to a Registration Date, a committee or subcommittee of the Board appointed from time to time by the Board, or, if none, the full Board and (b) following a Registration Date, a committee or subcommittee of the Board appointed from time to time by the Board that may consist solely of two or more “non-employee directors” as defined in Rule 16b-3, to the extent required by applicable stock exchange rules, who are “independent” as defined under applicable stock exchange rules and, as may be applicable, “independent” as provided pursuant to rules promulgated by the Securities and Exchange Commission or under the Dodd-Frank Wall Street Reform and Consumer Protection Act; provided that if for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of grants, interpretations or other actions of the Committee.  With respect to the application of the Plan to Non-Employee Directors, the Committee shall mean the Board.  Notwithstanding the foregoing, if and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.

2.12                        “Common Stock” means the Class A common stock of the Company, par value $0.01 per share, with all of the rights, benefits, privileges and restrictions as set forth in the applicable organizational documents.

2.13                        “Company” means Pivotal Software, Inc., a Delaware corporation, and its successors by operation of law.

2.14                        “Consultant” means any natural person who (a) provides bona fide consulting or advisory services or services in a similar capacity to the Company or any of its Affiliates, which services are not in connection with the offer and sale of securities in a capital-raising transaction, and (b) who does not, directly or indirectly, promote or maintain a market for the Company’s or any of its Affiliates’ securities.

2.15                        “Control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and words such as “Controlled” and “Controlling” have meanings correlative to the foregoing.

2.16                        “Detrimental Activity” means (a) the failure to comply with the terms of the Plan or certificate or agreement evidencing the Award; (b) the failure to comply with any term set forth in the Company’s Key Employee Agreement (irrespective of whether the Senior Participant is a party to the Key Employee Agreement); (c) any activity that results in the Senior Participant’s Termination for Cause; (d) a violation of any rule, policy, procedure or guideline of the Company; or (e) the Senior Participant being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.

2.17                        “Disability” means a disability which would qualify as such under the Company’s long-term disability plan.  The determination of whether a Disability has occurred shall be made in the sole discretion of the Company.  Notwithstanding the foregoing, with respect to any payment pursuant to an Award that is subject to Section 409A of the Code that is triggered upon a Disability, Disability shall mean that a Participant is disabled as defined under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.18                        “Effective Date” means the effective date of the Plan as defined in Article XV.

2.19                        “Eligible Employee” means each employee of the Company or one of its Affiliates.

2.20                        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.21                        “Exercisable Awards” has the meaning set forth in Section 4.2(d).

2.22                        “Fair Market Value” means, unless otherwise required by any applicable provision of the Code, with respect to a share of Common Stock or other security, as of any date, (i) if the Common Stock or other security is not then traded on an established securities market, the fair market value of a share of the Common Stock or other security as determined by the Committee in whatever manner it considers appropriate, taking into account the requirements of Section 422 or 409A of the Code, as applicable, or (ii) if the

Common Stock or other security is then traded on an established securities market, the closing price reported on the principal market on which the Common Stock or other security is traded on such date or, if there is no sale of Common Stock or other security on such date, then on the last previous date on which there was a sale.

2.23                        “Family Member” means “family member” as defined in Rule 701 under the Securities Act or, following the filing of a Form S-8 pursuant to the Securities Act with respect to the Plan, as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.24                        “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries or its Parent (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.25                        “Initial Public Offering” means an initial public offering of common stock of the Company pursuant to an effective registration statement filed under the 1933 Act (excluding registration statements filed on Form S-8, any similar successor form or another form used for a purpose similar to the intended use for such forms).

2.26                        “Key Employee Agreement” means an agreement entered into between the Company (or an Affiliate) and a Participant that protects confidential information and sets forth other terms and conditions of employment with the Company (or an Affiliate).

2.27                        “Lead Underwriter” has the meaning set forth in Section 14.18.

2.28                        “Lock-Up Period” has the meaning set forth in Section 14.18.

2.29                        “Non-Employee Director” means a non-employee director of the Company as defined in Rule 16b-3.

2.30                        “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.31                        “Other Stock-Based Award” means an Award under Article VIII of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including an Award valued by reference to an Affiliate.

2.32                        “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.33                        “Participant” means an Eligible Employee, Consultant or Non-Employee Director to whom an Award has been granted pursuant to the Plan.

2.34                        “Permitted Holder” means any holder of Voting Securities on the Effective Date and their respective Affiliates and Permitted Transferees, and any group consisting solely of such Persons.

2.35                        “Permitted Transferee” means:

(a)                             with respect to a Participant or any stockholder of the Company who is a natural person, (i) such person’s spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law, (ii) such person’s heirs, legatees, beneficiaries or devisees and (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or other owners of which consist entirely of such person or such other persons referred to in clauses (i) and (ii) above;

(b)                             with respect to a trust that is a Permitted Transferee pursuant to clause (a)(iii) above, any other trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or other owners of which consist entirely of such trust or such trust’s beneficiaries;

(c)                              with respect to any stockholder of the Company that is an investment fund, an investment partnership or an investment account, any Related Person of such stockholder; and

(d)                             with respect to any stockholder of the Company that is an entity and to which clause (c) above is not applicable, any Controlled Affiliate of such stockholder so long as such transferee remains a Controlled Affiliate of such stockholder of the Company following the applicable Transfer.

2.36                        “Person” means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

2.37                        “Plan” means this Pivotal Software, Inc. 2013 Stock Plan, as amended and restated from time to time.

2.38                        “Quarterly Exercise Period” means a period specified (and as may be further modified or delayed at any time) by the Committee or, to the extent authority is delegated by the Committee, by the Chief Executive Officer or a committee of officers or employees of the Company or one of its Subsidiaries.

2.39                        “Registration Date” means the first date after the Effective Date (a) on which the Company consummates an Initial Public Offering or (b) any class of common equity securities of the Company is required to be registered under Section 12 of the Exchange Act.

2.40                        “Related Person” means, with respect to any Person, (a) an Affiliate of such Person, (b) any investment manager, investment advisor, managing member or general partner of such Person, (c) any investment fund, investment partnership, investment account or other investment Person whose investment manager, investment advisor, managing member or general partner is such Person or a Related Person of such Person, and (d) any equity investor, member, partner or officer of such Person.

2.41                        “Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions under Article VII.

2.42                        “Restriction Period” has the meaning set forth in Section 7.1(b).

2.43                        “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.44                        “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.45                        “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulation or other official guidance promulgated thereunder.

2.46                        “Securities Act” means the Securities Act of 1933, and all rules and regulations promulgated thereunder.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.47                        “Senior Participant” has the meaning set forth in Section 9.3.

2.48                        “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.49                        “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.50                        “Ten Percent Stockholder” means an individual described in Section 422(b) of the Code.

2.51                        “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.52                        “Termination of Consultancy” means:  (a) that the Participant is no longer acting as a Consultant to the Company or one of its Affiliates; or (b) that an entity that is retaining a Participant as a Consultant ceases to be an Affiliate of the Company unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another of its Affiliates at the time the entity ceases to be an Affiliate of the Company.  For purposes of determining whether a Termination of Consultancy has occurred, EMC Corporation, Dell Technologies Inc. and VMware, Inc., and their respective subsidiaries and affiliates, shall each be deemed to be an Affiliate.  In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.53                        “Termination of Directorship” means that a Participant has ceased to be a Non-Employee Director; except that if such Participant becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until such Participant has a subsequent Termination of Employment or Termination of Consultancy, as the case may be.

2.54                        “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) that an entity that is employing a Participant ceases to be an Affiliate of the Company, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate of the Company at the time the entity ceases to be an Affiliate of the Company.  For purposes of determining whether a Termination of Employment has occurred, EMC Corporation, Dell Technologies Inc. and VMware, Inc., and their respective subsidiaries and affiliates, shall each be deemed to be an Affiliate.  In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.55                        “Transfer” means: (a) when used as a noun, any direct or indirect transfer, offer, sale, assignment, pledge, lease, donation, grant, gift, bequest, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, offer, sell, assign, pledge, lease, donate, grant, gift, bequest, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferable” and “Transferred” shall have a correlative meaning.

2.56                        “Voting Securities” means the securities of the Company entitled to vote in the election of directors of the Board.

ARTICLE III

ADMINISTRATION

3.1                               The Committee.  The Plan shall be administered and interpreted by the Committee.

3.2                               Grants of Awards.  The Committee shall have full authority to grant Awards pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors.  In particular, the Committee shall have the authority:

(a)                                 to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)                                 to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)                                  to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)                                 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof), based on such factors, if any, as the Committee shall determine);

(e)                                  to determine whether and under what circumstances the exercise price of any Stock Option may be paid in cash or Common Stock under Section 6.3(d);

(f)                                   to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Awards or to purchase or pay for shares of Common Stock issuable pursuant to Awards under the Plan; provided that (i) on and after the Registration Date executive officers and directors are not eligible to receive such loans, and (ii) all outstanding loans shall be repaid before the Registration Date;

(g)                                  to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(h)                                 to determine at the time of grant whether to require an Eligible Employee, Non-Employee Director or Consultant, as a condition of the granting of any Stock Option, not to Transfer shares of Common Stock acquired pursuant to the exercise of a Stock Option for a period of time as determined by the Committee, following the date of acquisition of such shares of Common Stock;

(i)                                     to modify, extend or renew an Award, subject to Article XI and Section 6.3(f); and

(j)                                    generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

The Committee may (i) designate employees of the Company and its Affiliates and advisors (including counsel and consultants) to assist the Committee in the administration of the Plan, (ii) rely upon any opinion received from any such advisor and (iii) (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers or employees of the Company and its Affiliates to grant Awards or execute agreements or other documents on behalf of the Committee.  Without limiting the foregoing, the Board or the Committee may (to the extent permitted by applicable law and applicable exchange rules) delegate to the Chief Executive Officer, to a committee of officers or employees of the Company or one of its Subsidiaries, or to a committee of one or more members of the Board, the authority to (a) grant Awards pursuant to the terms of the Plan covering up to such number of shares of Common Stock per individual, per year, as the Board or the Committee shall determine, to officers and employees of the Company and its Subsidiaries and Affiliates who are neither (i) subject to Section 16 of the Exchange Act, nor (ii) “covered employees” within the meaning of Code Section 162(m)(3) and (b) grant Awards pursuant to the terms of the Plan covering up to such number of shares of Common Stock per individual as the Board or the Committee shall determine, as an inducement to an individual to accept an offer of employment, including Awards to individuals who may become, upon accepting an offer of employment, (i) officers of the Company and its Subsidiaries and Affiliates who are subject to Section 16 of the Exchange Act, or (ii) “covered employees” within the meaning of Code Section 162(m)(3).  Any such delegation so made shall be consistent with recommendations made by the Committee to the Board regarding non-Chief Executive Officer compensation, incentive-compensation plans and equity-based plans.  When such delegation is so made by the Committee, the Chief Executive Officer or such committee shall have the authority of the Committee described in Sections 3.2(a), 3.2(b), 3.2(c) and 3.2(d) with respect to the granting of such Awards; provided that the Committee may limit or qualify the authority under any such delegation in any manner it deems appropriate.

3.3                               Guidelines.  Subject to Article XI, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan.  The Committee may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.  To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4                               Decisions Final.  Any decision, interpretation, determination, evaluation, election, approval, authorization, appointment, consent or other action made or taken by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan or any agreement relating to an Award or the Plan shall be within the sole and absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants, Permitted Transferees and their respective heirs, executors, administrators, successors and assigns.  Nothing in the Plan shall obligate the Company, the Board or the Committee (or any of its members) to treat any Participants alike, and the exercise of any power or discretion by any such Person with respect to any Participant shall not create any obligation on the part of such Person to take any similar action in the case of any other Participant; it being understood that any power or discretion of the Company, the Board or the Committee (or any of its members) shall be treated as having been so conferred as to each Participant separately.

3.5                               Limitation of Liability; Indemnification.

(a)                                 The Committee, its members and any Person designated pursuant to Section 3.2 shall not be liable for any action or determination made in good faith with respect to the Plan.  To the maximum extent permitted by applicable law, no officer or former officer of the Company or any of its Subsidiaries or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(b)                                 To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any of its Affiliates and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former officer’s, employee’s or member’s own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former employees, officers, directors or members may have under applicable law or under the Certificate of Incorporation or Bylaws of the Company or any of its Affiliates.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE LIMITATIONS

4.1                               General Limitations.  The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted under the Plan, including with respect to Incentive Stock Options, shall not exceed 133,400,000 shares of Common Stock (subject, in each case, to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.  If any Award granted under the Plan expires, terminates or is canceled or forfeited for any reason (in the case of any Stock Option, without having been exercised in full), the number of shares of Common Stock underlying such Award (in the case of any Stock Option, to the extent unexercised) shall again be available for issuance under the Plan.  To the extent that a distribution pursuant to a Stock Option is made in cash, the share reserve shall be reduced by the number of shares of Common Stock bearing a value equal to the amount of the cash distribution as of the time that such amount was determined.  Shares of Common Stock tendered to the Company by a Participant to (a) purchase shares of Common Stock upon the exercise of an Award or (b) satisfy tax withholding obligations (including shares retained from the Award that was exercised or that created the tax obligation) shall be added back to the number of shares available for the future grant of Awards.  No fractional shares of Common Stock shall be issued under the Plan.

4.2                               Changes.

(a)                                 The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure, (ii) any merger or consolidation of the Company or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any of its Affiliates, (v) any sale or Transfer of all or part of the assets or business of the Company or any of its Affiliates, (vi) any Section 4.2 Event or (vii) any other corporate act or proceeding.

(b)                                 Subject to the provisions of this Section 4.2(b), in the event of any change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, or other change in capital structure of the Company, or an extraordinary cash dividend (a “Section 4.2 Event”) then (i) the aggregate number and kind of shares that thereafter may be issued under the Plan, (ii) the number and kind of shares or other property (including cash) subject to any Award or to be issued upon exercise of an outstanding Stock Option granted under the Plan and (iii) the purchase or exercise price thereof, in each case, shall be appropriately adjusted consistent with such change in such manner as the

Committee may determine or the Committee may provide for the payment of cash or other property as the Committee may determine.  Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants, Permitted Transferees and their respective heirs, executors, administrators, successors and assigns.  In connection with any Section 4.2 Event, the Committee may provide for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor, to the extent any such cancellation and payment does not cause any such Award to fail to comply with Section 409A of the Code.  Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of any class of securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or Transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c)                                  Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be eliminated at the time of such adjustment by rounding-down for any fractional shares.  Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)                                 In the event of an Acquisition Event, the Committee may terminate all outstanding and unexercised Stock Options or other Awards that provide for a Participant elected exercise (“Exercisable Awards”), effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least ten days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Exercisable Awards that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.  If the Acquisition Event does take place after giving such notice, any Exercisable Awards not exercised prior to the date of the consummation of such Acquisition Event shall be forfeited simultaneous with the consummation of the Acquisition Event.  For the avoidance of doubt, in the event of an Acquisition Event, the Committee may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value of the Common Stock subject to such Exercisable

Award on the date of such termination, without payment of consideration therefor.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Exercisable Awards pursuant to this Section 4.2(d), then the applicable provisions of Section 4.2(b) and Article X shall apply.

4.3                               Minimum Purchase Price.  Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS

5.1                               General Eligibility.  All current Eligible Employees, Non-Employee Directors and Consultants and prospective Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Non-Qualified Stock Options, Restricted Stock and Other Stock-Based Awards.  Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee. Notwithstanding any provision herein to the contrary, no individual shall be eligible to be granted an Award under the Plan unless such individual is providing, or is reasonably expected to provide, bona fide services to the Company or a subsidiary of the Company.

5.2                               Incentive Stock Options.  Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

5.3                               General Requirement.  The granting, vesting and exercise of Awards granted to a prospective Eligible Employee, Consultant or Non-Employee Director are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, provided that no Award may be granted to a prospective Eligible Employee, Consultant or Non-Employee Director unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions.

ARTICLE VI

STOCK OPTIONS

6.1                               Stock Options.  Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.

6.2                               Grants.  The Committee shall have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.  To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify, shall constitute a separate Non-Qualified Stock Option.  The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options.

6.3                               Terms of Stock Options.  Stock Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine:

(a)                                 Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee on the date of the grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock on the date of the grant.

(b)                                 Stock Option Term.  The term of each Stock Option shall be fixed by the Committee; provided, that (i) no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; and (ii) the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)                                  Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant, provided that Stock Options may only be exercised during the Quarterly Exercise Period.  For the avoidance of doubt, Stock Options that are otherwise exercisable may only be exercised during the Quarterly Exercise Period.  Notwithstanding anything herein to the contrary, after the occurrence of an Initial Public Offering, Stock Options shall no longer be required to be exercised only during the Quarterly Exercise Period, but all other timing restrictions applicable to the exercise of Stock Options shall continue to apply.  If the Committee provides that any Stock Option is exercisable subject to certain limitations (including that such Stock Option is exercisable only in installments or within certain time periods or upon the attainment of certain financial results or other criteria), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine.

(d)                                 Method of Exercise.  Subject to any installment exercise and waiting period provisions that apply under subsection (c) above, to the extent vested, a Stock Option may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be acquired.  Such notice shall be accompanied by (x) at the Company’s request, any executed document necessary to facilitate such transfer and (y) payment in full of the exercise price, in a manner determined by the Company from time to time in its sole discretion, which may include: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price, to the extent authorized by the Committee; (iii) for Options, other than Incentive Stock Options, by a “net exercise” under which the Company reduces the number of shares of Common Stock issued upon exercise by the number of shares of Common Stock with an aggregate Fair Market Value that equals the aggregate exercise price of all shares of Common Stock being exercised under the Option; or (iv) on such other terms and conditions as may be acceptable to the Committee.  No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)                                  Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.  In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option.  Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f)                                   Form, Modification, Extension and Renewal of Stock Options.  Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that (x) the rights of a Participant are not reduced or adversely affected without his or her consent and (y) such action does not subject the Stock Options to Section 409A of the Code), and (ii)

accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor.  Notwithstanding the foregoing, after the Registration Date an outstanding Option may not be modified to reduce the exercise price thereof and a new Option at a lower price may not be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(g)                                  Early Exercise.  The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to certain restrictions as determined by the Committee and be treated as Restricted Stock.  Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(h)                                 Other Terms and Conditions.  Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

(i)                                     Compliance with Laws.  If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the exercise of the Option is or may in the circumstances constitute a violation by the Participant or the Company of any provisions of any law or of any regulations of any governmental authority or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock, and the right to exercise the Option shall be suspended until, in the opinion of said counsel, such sale or delivery will not result in the violation of any provisions of any law or of any regulation of any governmental authority or imposition of excise taxes on the Company.

ARTICLE VII

RESTRICTED STOCK

7.1                               Awards of Restricted Stock.  (a)  Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times within which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards.  The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Committee may determine.

(b)                                 Restriction Period.  The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock.  Within these limits, based on service or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award.

7.2                               Awards and Certificates.  An Eligible Employee, Consultant and Non-Employee Director selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award.  Further, such Award shall be subject to the following conditions:

(a)                                 Purchase Price.  The purchase price (if any) of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(b)                                 Acceptance.  Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder and all applicable withholding taxes due upon the granting and acceptance of the Award (if any) in accordance with the provisions of Section 14.4.

(c)                                  Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of Pivotal Software, Inc. (the

“Company”) 2013 Stock Plan (as amended from time to time), and an Award agreement entered into between the registered owner and the Company dated             .  Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d)                                 Custody.  The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e)                                  Rights as Stockholder.  Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.  Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee specifies otherwise at the time of the Award.

(f)                                   Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant.  The legend referred to in subsection (c) above shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.  Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1                               Other Awards.  The Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards, including shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to the value of shares of Common Stock.  The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance criteria or such other factors as the Committee may determine.  The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.  Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan.

Subject to the provisions of this Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.  To the extent permitted by law, the Committee may permit Eligible Employees or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be in a manner intended to comply with Section 409A of the Code.

8.2                               Terms and Conditions.  Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a)                                 Non-Transferability.  Subject to the applicable provisions of the Award agreement and this Plan, neither Other Stock-Based Awards nor the  shares of Common Stock subject to them may be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)                                 Dividends.  Unless otherwise determined by the Committee at the time of award, subject to the provisions of the Award agreement and this Plan, the recipient of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c)                                  Vesting.  Any Other Stock-Based Award and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee.

(d)                                 Price.  Common Stock issued on a bonus basis pursuant to an Other Stock-Based Award may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right pursuant to an Other Stock-Based Award shall be priced, as determined by the Committee.

(e)                                  Payment.  Form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

ARTICLE IX

NON-TRANSFERABILITY, TERMINATION OF
EMPLOYMENT/CONSULTANCY/DIRECTORSHIP,
CANCELLATION AND RESCISSION OF AWARDS

9.1                               Non-Transferability.

(a)                                 Except as otherwise specifically provided herein, no Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution.  All Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.

(b)                                 Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section 9.1 is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.  A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the Stock Option agreement.  Any shares of Common Stock acquired upon the exercise of a Stock Option by a Permitted Transferee of a Stock Option or a Permitted Transferee pursuant to a Transfer after the exercise of the Stock Option shall be subject to the terms of the Plan and the Stock Option agreement, including the provisions of Article XIII.

(c)                                  In the event of a Participant’s death, the Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death and to supply it with a copy of the will or such other evidence as the Committee deems necessary to establish the validity of the Transfer of a Stock Option.  The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(d)                                 Restrictions on Transfer applicable to shares of Common Stock acquired pursuant to Awards under the Plan are set forth in Section 13.2.

(e)                                  Notwithstanding anything herein to the contrary, a Transfer applicable to shares of Common Stock acquired pursuant to Awards under the Plan shall not be effective unless and until the Company has been furnished with information reasonably satisfactory to it demonstrating that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws.

(f)                                   Any attempt to Transfer Stock Options other than in accordance with the provisions of this Section 9.1 shall be void, and no Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such Award, or be subject to attachment or legal process for or against such Person.

9.2                               Termination.  Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, the following shall apply in the event of a Termination of a Participant:

(a)                                 Rules Applicable to Stock Options.

(i)                                     Termination by Reason of Death or Disability.  If a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant shall vest fully at the time of the Participant’s Termination without regard to whether any applicable vesting requirements have been fulfilled, and may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) during any Quarterly Exercise Period within one year after the date of such Termination, but in no event later than the expiration of the stated term of such Stock Options, after which time such Stock Options automatically shall terminate.

(ii)                                  Involuntary Termination without Cause; Termination by Participant.  If a Participant’s Termination is by involuntary termination without Cause or is a Termination by the Participant for any reason, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant during any Quarterly Exercise Period within 90 days after the date of such Termination, but in no event later than the expiration of the stated term of such Stock Options, after which time such Stock Options automatically shall terminate.

(iii)                               Termination for Cause.  If a Participant’s Termination is for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall automatically terminate on the date of such Termination.

(iv)                              Unvested Stock Options.  Stock Options that are not vested as of the date of a Participant’s Termination for any reason (other than by reason of death or Disability) shall terminate on the date of such Termination, unless otherwise provided in the applicable Award agreement.

(b)                                 Rules Applicable to Restricted Stock.  Unless otherwise determined by the Committee at grant or thereafter, during the relevant Restriction Period, upon a Participant’s Termination for any reason, all Restricted Stock still subject to restriction shall be forfeited.

(c)                                  Rules Applicable to Other Stock-Based Awards.  The effect of a Participant’s Termination on any Other Stock-Based Award shall be as provided in the applicable Award agreement.

9.3                               Cancellation and Rescission of Awards.  The following provisions of this Section 9.3 shall apply to Awards granted to (a) Participants who are classified by the Company or an Affiliate as executive officers, senior officers, or officers of the Company or an Affiliate, (b) Participants who are members of the Board (i) who are not employees of the Company or its Subsidiaries and (ii) who are not holders of more than 5% of the outstanding shares of Common Stock or persons in Control of such holder(s), and (c) certain other Participants designated by the Committee or the Board to be subject to the terms of this Section 9.3 (such Participants referred to collectively as “Senior Participants”). The Committee or the Board may cancel, rescind, suspend or otherwise limit or restrict any unexpired Award at any time if the Senior Participant engages in Detrimental Activity.  Furthermore, in the event a Senior Participant engages in Detrimental Activity at any time prior to or during the six months after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Stock pursuant to an Award, such exercise, lapse or delivery may be rescinded until the later of (i) two years after such exercise, lapse or delivery or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Senior Participant to (A) deliver and transfer to the Company the shares of Common Stock received by the Senior Participant upon such exercise, lapse or delivery, (B) pay to the Company an amount equal to any realized gain received by the Senior Participant from such exercise, lapse or delivery, or (C) pay to the Company an amount equal to the market value (as of the exercise, lapse or delivery date) of the Common Stock acquired upon such exercise, lapse or delivery minus the respective price paid upon exercise, lapse or delivery, if applicable. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Senior Participant by the Company to the extent permitted under Section 409A of the Code and applicable law. Further, if the Company commences an action against such Senior Participant (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Senior Participant engaged in Detrimental Activity or otherwise violated this Section 9.3, the Senior Participant shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1                        Except as otherwise provided by the Committee in an Award agreement, in the event of a Change in Control after the Effective Date, the Committee may, but shall not be obligated to:

(a)                                 accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award; or

(b)                                 cancel Awards for fair value (as determined by the Committee) which, in the case of Options or other Exercisable Awards may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options or other Exercisable Awards (or, if no consideration is paid in any such transaction, the Fair Market Value of the shares of Common Stock subject to such Options or other Exercisable Awards on the date of such cancellation) over the aggregate exercise price of such Options or Awards; or

(c)                                  provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted hereunder as determined by the Committee; or

(d)                                 if such Change in Control is an Acquisition Event, take any of the actions permitted by Section 4.2(d).

Notwithstanding anything herein to the contrary, with respect to any payment made on a Change in Control pursuant to an Award that is subject to Section 409A of the Code, a Change in Control shall not be deemed to occur unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code.

ARTICLE XI

TERMINATION OR AMENDMENT

11.1                        Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code as described below), or suspend or terminate it entirely, retroactively or otherwise, provided that if the Committee determines that the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may be adversely impaired, the consent of such Participant shall be required, and provided further, without the approval of the stockholders of the Company entitled to vote in accordance with applicable law, no amendment may be made that would:

(a)                                 increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than due to an adjustment under Section 4.2);

(b)                                 change the classification of individuals eligible to receive Awards under the Plan;

(c)                                  decrease the minimum exercise price of any Stock Option;

(d)                                 extend the maximum Stock Option period under Section 6.3;

(e)                                  award any Stock Option in replacement of a canceled Stock Option with a higher exercise price, except in accordance with Section 6.3(f); or

(f)                                   require stockholder approval in order for the Plan to continue to comply with Section 422 of the Code to the extent applicable to Incentive Stock Options or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

11.2                        The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, subject to Article IV, provided that no such amendment or other action by the Committee shall adversely impair in any material respect the rights of any holder without the holder’s consent.  Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Section 409A of the Code or any other applicable law.  Nothing in the Plan is intended to provide a guarantee of particular tax treatment to any Participant.

ARTICLE XII

UNFUNDED PLAN

12.1                        The Plan is intended to constitute an “unfunded” plan.  With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

COMPANY’S RIGHT OF REPURCHASE; RIGHTS OF FIRST REFUSAL; RESTRICTIONS ON TRANSFER

13.1                        Repurchase Rights and Rights of First Refusal.  The Committee may provide in the applicable Award agreement repurchase rights or rights of first refusal at the time of grant (or, thereafter, if no rights of the Participant are reduced) as it may decide.

13.2                        Restrictions on Transfer.  Unless otherwise provided in this Plan, no Participant shall, directly or indirectly, prior to the Registration Date or such other date determined by the Committee, Transfer, other than by will or the laws of descent and distribution, any shares of Common Stock acquired pursuant to an Award under the Plan prior to an Initial Public Offering and the expiration of any applicable time period set forth in the applicable Award agreement and any other applicable agreement for the exercise of repurchase rights, call rights and rights of first refusal provided therein.  Notwithstanding the foregoing, if permitted by the Committee, the Participant may Transfer such shares of Common Stock to a Family Member who takes the shares subject to the terms of the Plan and applicable Award agreement, provided that such Transfer shall not be effective unless and until the Company shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws.  Any attempt to Transfer any shares of Common Stock other than in accordance with the provisions of this Section 13.2 shall be void and immediately cancelled, and no Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such Award, or be subject to attachment or legal process for or against such Person.

13.3                        Effect of Registration.  Notwithstanding the foregoing, unless otherwise determined by the Committee, the Company shall cease to have repurchase rights or rights of first refusal pursuant to this Article XIII on and after the Registration Date.

ARTICLE XIV

GENERAL PROVISIONS

14.1                        Legend.  The Committee may require each Person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that such Person is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request.  In addition to any legend required by the Plan, the certificates and book entry accounts for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates and book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national automated quotation system on which the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2                        Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3                        No Right to Employment/Consultancy/Directorship.  Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any of its Affiliates, or shall limit in any way the right of the Company or any of its Affiliates by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

14.4                        Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld in a manner determined by the Company from time to time in its sole discretion.  Upon the vesting of Restricted Stock (or any other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay or otherwise provide for all required withholding taxes to the Company in a manner determined by the Company from time to time in its sole discretion.  The Committee may require any such statutorily required or otherwise applicable withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.

14.5                        Listing and Other Conditions.

(a)                                 Unless otherwise determined by the Committee, if at any time the Common Stock is listed on a national securities exchange or national automated quotation system, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system.  The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Award with respect to such shares shall be suspended until such listing has been effected.

(b)                                 If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful and will not result in the imposition of excise taxes on the Company.

(c)                                  Upon termination of any period of suspension under this Section 14.5, an Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)                                 A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.6                        Other Requirements.  Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award granted under the Plan, the Participant shall execute and deliver any such documentation as required by the Committee which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms or restrictions as the Board or Committee shall from time to time establish, including any rights of first refusal, drag along rights, tag along rights, transfer restrictions and registration rights.

14.7                        Governing Law.  All matters arising out of or relating to the Plan, the actions taken in connection herewith and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

14.8                        Construction.  Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.  As used herein, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.”  Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

14.9                        Other Benefits.  No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.10                 Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Award granted hereunder.

14.11                 No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and Awards granted to individual Participants need not be the same.

14.12                 Section 16(b) of the Exchange Act.  On and after the Registration Date, all elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.13                 Severability of Provisions.  If at any time any of the provisions of the Plan shall be held invalid or unenforceable or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over the Plan and the provisions of the Plan, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included; provided that if the Company’s repurchase rights and/or rights of first refusal shall be held invalid or unenforceable, the Awards granted under the Plan that were intended to be subject to such rights shall be cancelled and terminated.

14.14                 Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.15                 Securities Act Compliance.  Except as the Company or Committee shall otherwise determine, the Plan is intended to comply with Section 4(2) or Rule 701 of the Securities Act, and any provisions inconsistent with such Section or Rule of the Securities Act shall be inoperative and shall not affect the validity of the Plan.

14.16                 Successors and Assigns.  The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.

14.17                 Payment to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other Person incapable of receipt thereof shall be deemed paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.18                 Agreement. As a condition to the grant of an Award, if requested by the Company or the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise Transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”).  The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter or the Company to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-up Period.

14.19                 No Rights as Stockholder.  Subject to the provisions of the Award agreement, no Participant or Permitted Transferee shall have any rights as a stockholder of the Company with respect to any Award until such individual becomes the holder of record of the shares of Common Stock underlying the Award.

14.20                 Section 409A of the Code.  To the extent applicable, the Plan is intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

14.21                 Consideration.  Awards may be awarded in consideration for past services actually rendered to the Company or an Affiliate of the Company for its benefit; provided that in the case of an Award to be made to a new Eligible Employee, Non-Employee Director, or Consultant who has not performed prior services for the Company or an Affiliate of the Company, the Company will require payment of the par value of the Common Stock by cash or check in order to ensure proper issuance of the shares in compliance with the Delaware General Corporation Law.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan is effective April 1, 2013, the date of the Plan’s adoption by the Board.  The Plan was amended and restated on December 9, 2013, on May 13, 2015 and on August 8, 2017.

The Company will, from time to time, submit the Plan to the Company’s stockholders for their approval in compliance with the Delaware General Corporation Law.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date.